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                                                                    EXHIBIT 99.1

                                                       [LOGO OF THE MONEY STORE]

                                 NEWS RELEASE

FOR:  The Money Store                             CONTACT: The Money Store Inc.
      2840 Morris Avenue                                   Paul Leliakov
      Union, New Jersey 07083                              (916) 554-4013

                                                           Michael Benoff
                                                           (916) 554-8010

                                                           HFS, Inc.
                                                           Neal Allen
                                                           (201) 952-8480




For Immediate Release:         OCTOBER 23, 1996
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              THE MONEY STORE IS SELECTED BY HFS INCORPORATED AS
               PREFERRED VENDOR FOR LENDING TO HOTEL FRANCHISEES

     MAJOR LENDER PROVIDES LOANS TO NEW HOTELS, EXPANSION AND RENOVATIONS
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  Union, NJ--The Money Store (NASDAQ:MONE), the nation's largest lender of SBA loans, has been selected by HFS Incorporated (NYSE:HFS), the world's largest franchisor of hotels and residential real estate brokerage offices, to be its preferred vendor to provide qualified franchisees of HFS' hotel brands with SBA and conventional loans for financing hotel renovations and conversions, purchases of new hotels and resales, and refinancing.

  The three-year agreement provides qualified hotel franchisees with competitive financing programs through The Money Store. HFS has more than 5,300 Days Inn, Howard Johnson, Knights Inn, Park Inn, Ramada, Super 8, Travelodge, Villager Lodge and Wingate Inn franchised hotels with more than 490,000 rooms.

  "The Money Store's competitive programs and exceptional service to hoteliers are a welcome addition to HFS' industry-leading network of preferred vendors," said HFS Senior Vice President of Preferred Vendor Services John Chidsey.

  New construction and expansion continue to be strong in the mass market hotel segments represented by HFS brands. HFS' successful new Wingate Inns brand is all-new-construction, while mature brands such as Days Inn and Super 8 are experiencing robust new-construction growth. The Money Store, operating through its wholly-owned subsidiaries, The Money Store Investment Corporation and The Money Store Commercial Mortgage, Inc., is an approved non-bank lender for SBA Section 7(a) and SBA Section 504 loans, which are commonly used by SBA approved hotel franchisees for new construction projects and renovations.

  "The Money Store is well-positioned to generate competitive financing packages for these hotel projects," Chidsey said.

  "HFS is a leading national franchisor and we are pleased to offer a key service to its franchisees," said The Money Store Commercial Lending Division President, Paul Leliakov.
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  "For The Money Store, this agreement represents an expansion of our conventional and SBA lending programs," Leliakov said. "This is a positive example of two industry leaders working together in a complementary way."

  The Money Store is a national financial services company headquartered in Union, NJ. The Company is one of America's leading home equity lenders, the nation's leading Small Business Administration (SBA) lender and one of the country's largest originators of government-guaranteed student loans. In addition, the Company provides vehicle financing, primarily for used automobiles. At September 30, 1996, the Company operated 206 branch offices in 50 states, the District of Columbia and the Commonwealth of Puerto Rico.

  HFS Incorporated is a global consumer services company. The Company is the largest franchisor of hotels and residential real estate brokerage offices, owns Avis, Inc., the world's second largest rental car system, and expects to acquire Resort Condominiums International, Inc., the largest provider of vacation timeshare exchanges worldwide, in November.